Contact:

Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(412) 405-1000	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Appoints Dr. Alton D. Romig, Jr.
to Board of Directors

- Appointment fulfills Nasdaq requirement for independent directors -

Cleveland, Ohio - December 11, 2007 - HydroGen Corporation (Nasdaq: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, announced today that Dr. Alton D. Romig, Jr., Senior Vice President and Deputy Laboratories Director for Integrated Technologies and Systems at Sandia National Laboratories, a multi-program Department of Energy lab operated under contract by Sandia Corp., a wholly owned subsidiary of Lockheed Martin, has joined the Company’s Board of Directors. In making the announcement, the Company believes that it is now in compliance with Nasdaq’s Marketplace Rule 4350(c)(1), which requires the Company to maintain a majority of independent directors on its Board of Directors. Dr. Romig’s appointment brings the total number of directors to nine with five being deemed independent.

Dr. Romig, 54, joined Sandia National Laboratories as a member of the technical staff in 1979. After a variety of management assignments, he was named Director, Materials and Process Sciences in 1992. From 1995 to 1999, he was Director of Microsystems Science, Technology, and Components. From 1999 to 2003, he was named Chief Technology Officer and Vice President for Science, Technology, and Partnerships. In that role, he was Chief Scientific Officer for the Nuclear Weapons program, accountable for Sandia’s interactions with industry and academia. In addition, he was responsible for the Laboratory Directed Research & Development program. In 2003, he was named Vice President, Nonproliferation and Assessments. He served in this capacity until attaining his present position in 2005. Dr. Romig received his B.S., M.S., and Ph.D. degrees in materials science and engineering from Lehigh University in 1975, 1977, and 1979, respectively.

- more -

HydroGen Appoints Romig to Board
Page Two

Mr. John J. Freeh, the Company’s Chief Executive Officer, stated, “Al has had a long and distinguished career and possesses a vast amount of experience in technology and energy-related fields. His experience in the commercialization of technology will also prove invaluable to us as HydroGen moves to that stage in our development. We stand to benefit greatly from Al’s addition to our board and his wise counsel.”

Dr. Romig added, “HydroGen’s technology is ideal for on-site commercial and industrial users seeking new sources of economically competitive, reliable and renewable energy that meet greenhouse gas and emission reduction requirements. HydroGen also possesses a highly talented and skilled management team and is entering a very exciting stage in its corporate development. I look forward to contributing to the company’s success and future progress to working with my new colleagues.”

About HydroGen Corporation
HydroGen Corporation, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. Advancing fuel cell technology originally developed by Westinghouse Corporation, the Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #